UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12603 Southwest Freeway, Suite 170

Stafford, Texas 77477

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(713) 338-2880

3463 Magic Drive, Suite 259

San Antonio, Texas 78229

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

On May 30, 2013, Digerati Technologies, Inc. (the “Company”) filed a voluntary petition (the “Voluntary Petition”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). With respect to the operations of the Company after filing, the existing board of directors and officers of the Company will continue to operate its business in the ordinary course as a “debtor-in-possession,” subject to the supervision of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

The Voluntary Petition did not include the Company’s operating subsidiaries. As a result, those subsidiaries will continue to operate in the normal course of business, allowing all customers and vendors to continue to transact business with the Company and its subsidiaries as in the past without any interruption.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Reference is made to the disclosure provided in response to Item 1.03 of this Current Report on Form 8-K with respect to the filing of the Voluntary Petition by the Company, which disclosure is incorporated herein by this reference. The filing of the Voluntary Petition by the Company constituted an event of default or termination event under certain instruments and agreements relating to direct financial obligations of the Company (the “Accelerated Direct Financial Obligations”). Any efforts to enforce the payment obligations under the Accelerated Direct Financial Obligations are stayed as a result of the filing of the Voluntary Petition, and any creditors’ purported rights of enforcement are subject to the applicable provision of the Bankruptcy Code. The material Accelerated Direct Financial Obligations include:

•	the Company’s Promissory Note and Security Agreement, dated as of October 23, 2008, with Vantage Bank, f/k/a San Antonio National Bank, as amended to date (the “Vantage Note”)

•	the Company’s Loan and Security Agreement, dated as of August 2, 2010, with Thermo Credit, LLC, as amended to date (the “Thermo Credit Loan Agreement”);

•	the Company’s Loan and Security Agreement, dated as of October 10, 2010, with ATV Ventures IV, LP, as amended to date (the “ATV IV Loan Agreement”); and

•	the Company’s Loan and Security Agreement, dated as of May 10, 2011, with ATVF II, LLC, as amended to date (the “ATVF Loan Agreement”).

As of the date of this filing, the Company has approximately $12,731 outstanding under the Vantage Note, $255,450 outstanding under the Thermo Credit Agreement, $122,224 outstanding under the ATV IV Loan Agreement and $476,736 under the ATVF Loan Agreement. The Company was in default under most, if not all, of the Accelerated Direct Financial Obligations prior to the filing of the Voluntary Petition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

By:	/s/Arthur L. Smith
Name:	Arthur L. Smith
Title:	Chief Executive Officer

Dated: June 5, 2013

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